FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 25049


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
                   the Securities Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2000
                                                  (September 1, 2000)


                 St. Joseph Light & Power Company
     (Exact name of registrant as specified in its charter)


      Missouri               1-3576                44-0419850
(State or other       (Commission file    (IRS Employer Identification
 jurisdiction             Number)                    Number)
of incorporation)


520 Francis Street,  P.O.Box 998  St. Joseph, Missouri      64502-0998
    (Address of principal executive offices)                 Zip Code



Registrant's telephone number, including area code: (816) 233-8888

                             Not applicable
        (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     On September 1, 2000, the Company's wholly owned subsidiary,
SJLP Inc., sold its investment in warrants which are exercisable into shares of common stock in ExOp of Missouri for cash of $6,250,000. The acquirer was UtiliCorp Communications Services, Inc., a wholly owned subsidiary of UtiliCorp United Inc. (UtiliCorp). UtiliCorp and the Company have entered into an agreement to merge which is subject to approval by the Missouri Public Service Commission.

     The gain on the sale of the warrants will increase the Company's net income in the third quarter by approximately $3.85 million, or $.47 per share.



ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

     (a) -- (c) Not applicable.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                ST. JOSEPH LIGHT & POWER COMPANY



Date: September 5, 2000         By: /s/ Gary L. Myers
                                        Gary L. Myers
                                        Vice President, General Counsel
                                          and Secretary